Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-214782 on Form S-8 of our report dated March 31, 2017 except for Note 12 “Reverse Stock Split”, for which the date is June 15, 2017, relating to the consolidated financial statements of Eastside Distilling, Inc. and Subsidiary, for the year ended December 31, 2016, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP
San Francisco, California
April 2, 2018